Exhibit 99.1

Arvinas Reports Third Quarter 2026 Financial Results and Provides Corporate Update

– Initiated dosing in a Phase 1/2 trial of ARV-6723, an immuno-oncology oral PROTAC designed to degrade HPK1, a negative regulator of immune activation –

– Reaffirmed commitment to share clinical data from three Phase 1 programs - ARV-393, ARV-027 and ARV-6723 - in 4Q 2026 and 2027 –

– Demonstrated novel oculomotor and biomarker movement with ARV-102 Phase 1 clinical data in patients with Parkinson’s disease with oral presentation at MDS conference –

– Company to host conference call today at 8:00 a.m. ET –

NEW HAVEN, Conn., November 3, 2026 — Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company creating a new class of drugs based on targeted protein degradation, today reported financial results for the third quarter 2026, and provided a corporate update.

“We executed strongly during the quarter and are entering an important period of clinical milestones that we believe will demonstrate the promise of our clinical-stage protein degraders,” said Randy Teel, Ph.D., President and Chief Executive Officer of Arvinas. “We are prioritizing investments where emerging evidence supports our goal of creating transformative medicines for patients. The upcoming data from our BCL6, polyQ-AR, and HPK1 degraders will begin to define the opportunity for these programs to change the treatment landscape, and we are grateful to the patients, investigators, and employees whose commitment makes this progress possible.”
Third Quarter 2026 Business Highlights and Recent Developments

ARV-393: Oral PROTAC BCL6 degrader
•Submitted initial Phase 1 monotherapy dose escalation data for presentation at the 68th American Society of Hematology Annual Meeting (Dec. 12-15, 2026).
•Continued dose escalation in the Phase 1 clinical trial (ClinicalTrials.gov Identifier: NCT06393738) in patients with non-Hodgkin lymphoma (NHL).
•Phase 1 trial evaluating ARV-393 as monotherapy in NHL and in combination with glofitamab in patients with diffuse large B-cell lymphoma (DLBCL).

ARV-027: Oral PROTAC polyQ-AR degrader
•Initiated enrollment in a multiple ascending dose cohort with healthy volunteers in the first-in-human Phase 1 clinical trial.

ARV-6723: Oral PROTAC HPK1 degrader
•Initiated dosing of patients in the monotherapy cohort of the Phase 1/2 clinical trial (ClinicalTrials.gov Identifier: NCT07749586) of ARV-6723, Arvinas’ first immuno-oncology degrader.
◦Phase 1 trial will evaluate ARV-6723 as a monotherapy and in combination with pembrolizumab in patients with advanced solid tumors.

ARV-102: Oral PROTAC LRRK2 degrader
•Presented additional biomarker data from the Phase 1 clinical trial in patients with Parkinson’s disease at the International Congress on Parkinson’s Disease and Movement Disorders.
•Data showed improvements in an objective measure of impaired eye movement associated with Parkinson’s disease.
•Changes in oculomotor function correlated with reductions in LRRK2 cerebrospinal fluid (CSF) biomarkers and changes in synaptic biomarkers.
•Announced Arvinas’ intention to prioritize initiation of Phase 1b trial in progressive supranuclear palsy (PSP) in the European Union (EU) and United Kingdom (UK), pending clinical trial application (CTA) submission and regulatory authorization.
◦Discussion with the U.S. FDA and Japan’s Pharmaceutical and Medical Device Agency are ongoing as part of Arvinas’ global clinical strategy in PSP.
◦The investigational new drug application remains on hold in the U.S., with an objective to include U.S. sites in future trials after completing the Phase 1b clinical trial.

Anticipated Upcoming Milestones and Expectations

ARV-393: Oral PROTAC BCL6 degrader
•Present data from early monotherapy dose escalation cohorts that includes safety, pharmacokinetics (PK), and pharmacodynamics (PD) from all patients, with preliminary efficacy from T-cell lymphomas, in the ongoing Phase 1 clinical trial in patients with relapsed/refractory NHL (Q4 2026).
•Share additional monotherapy data from the ongoing Phase 1 dose escalation clinical trial in patients with B- and T-cell lymphomas (mid-2027).
•Share initial data from the combination cohort with glofitamab in patients with DLBCL in the ongoing Phase 1 clinical trial (mid-2027).

ARV-027: Oral PROTAC polyQ-AR degrader
•Share initial data from the Phase 1 clinical trial in healthy volunteers evaluating androgen receptor (AR)-degradation in muscle (1H 2027).
•Initiate dosing in cohort that includes patients with Spinal-Bulbar Muscular Atrophy (SBMA) (1H 2027).

ARV-6723: Oral PROTAC HPK1 degrader
•Continue enrollment in the monotherapy dose escalation cohort of the Phase 1 clinical trial in patients with advanced solid tumors.
◦Anticipate initiation of dosing patients in the combination cohort with pembrolizumab (mid-2027).
•Present new preclinical data demonstrating ARV-6723’s superior activity and anti-tumor responses compared to immune checkpoint inhibitors in checkpoint-resistant models at the Society for Immunotherapy of Cancer Annual Meeting (Nov. 4-8, 2026).
•Present initial monotherapy data from the Phase 1 clinical trial (2H 2027).

ARV-102: Oral PROTAC LRRK2 degrader
•Submit clinical CTA to initiate Phase 1b trial in patients with PSP (EU 4Q 2026; UK 1Q 2027).
•Initiate Phase 1b clinical trial in patients with PSP in the EU and UK, pending regulatory authorization (2027).

Financial Guidance
Based on its current operating plan, Arvinas believes its cash, cash equivalents, restricted cash, and marketable securities as of September 30, 2026, is sufficient to fund planned operating expenses and capital expenditure requirements into the second half of 2028.
Third Quarter 2026 Financial Results
Cash, Cash Equivalents, Restricted Cash, and Marketable Securities Position: As of September 30, 2026, cash, cash equivalents, restricted cash, and marketable securities were $558.9 million compared with $685.4 million as of December 31, 2025. The decrease in cash, cash equivalents, restricted cash, and marketable securities of $126.5 million for the nine months ended September 30, 2026 was primarily related to cash used in operations of $123.0 million (net of $35.0 million received under the Rigel License Agreement), unrealized losses on marketable securities of $2.9 million, and the purchase of lab equipment and leasehold improvements of $1.3 million, partially offset by proceeds from the exercise of stock options and issuance of shares under the ESPP of $0.9 million.
Research and Development Expenses: Generally Accepted Accounting Principles (GAAP) research and development (R&D) expenses were $46.9 million for the quarter ended September 30, 2026, compared with $64.7 million for the quarter ended September 30, 2025. The decrease in R&D expenses of $17.8 million for the quarter was primarily due to a decrease in external expenses of $10.5 million, and a decrease in compensation and related personnel expenses of $6.5 million, which are not allocated by program. External expenses include (i) program-specific expenses, which decreased by $6.7 million, primarily driven by a decrease in the vepdegestrant (ARV-471) program of $14.2 million, partially offset by increases in the ARV-027, ARV-6723, and ARV-393 programs of $4.6 million, $3.3 million, and $3.2 million, respectively, and (ii) non-program specific expenses, which decreased by $3.8 million.
Non-GAAP R&D expenses were $44.3 million for the quarter ended September 30, 2026, compared with $56.9 million for the quarter ended September 30, 2025, excluding zero and $0.4 million of restructuring expense for the quarters ended September 30, 2026 and 2025, respectively, and $2.6 million and $7.4 million of non-cash stock-based compensation expense for the quarters ended September 30, 2026 and 2025, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.

General and Administrative Expenses: GAAP general and administrative (G&A) expenses were $12.6 million for the quarter ended September 30, 2026, compared with $21.0 million for the quarter ended September 30, 2025. The decrease in G&A expenses of $8.4 million for the quarter was primarily due to decreases in personnel and infrastructure related costs of $4.2 million, costs related to developing commercial operations of $1.8 million, and professional fees of $1.5 million.

Non-GAAP G&A expenses were $9.2 million for the quarter ended September 30, 2026, compared with $14.6 million for the quarter ended September 30, 2025, excluding zero and $0.6 million of restructuring related reversal of previously recognized expense for the quarters ended

September 30, 2026 and 2025, respectively, and $3.4 million and $7.0 million of non-cash stock-based compensation expense for the quarters ended September 30, 2026 and 2025, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.
Revenue: Revenue was $0.5 million for the quarter ended September 30, 2026, compared with $41.9 million for the quarter ended September 30, 2025. Revenue for the quarter ended September 30, 2026 consisted of sales-based royalties from the Rigel License Agreement. Revenue for the quarter ended September 30, 2025 primarily reflected $20.6 million under the Original Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer and a $20.0 million development milestone related to the Novartis License Agreement. Revenue from the Original Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer did not recur following the recognition of all remaining deferred revenue in the second quarter of 2026 upon entry into the Rigel License Agreement.
Cost of License Revenue: Cost of license revenue was $0.1 million for the quarter ended September 30, 2026, compared with zero for the quarter ended September 30, 2025. The expense arose under the Amended Yale License Agreement related to royalties under the Rigel License Agreement.
Investor Call & Webcast Details
Arvinas will host a conference call and webcast today, November 3, 2026, at 8:00 a.m. ET to review its third quarter 2026 financial results and discuss recent corporate updates. Participants are invited to listen by going to the Events and Presentation section under the Investors page on the Arvinas website at www.arvinas.com. A replay of the webcast will be available on the Arvinas website following the completion of the event and will be archived for up to 30 days.
About Arvinas
Arvinas (Nasdaq: ARVN) is a clinical-stage biotechnology company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases. Through its PROTAC (PROteolysis TArgeting Chimera) protein degrader platform, Arvinas is pioneering the development of protein degradation therapies designed to harness the body’s natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. Arvinas, with its partner Pfizer, developed the first U.S. Food and Drug Administration (FDA) approved PROTAC, a type of heterobifunctional protein degrader, which has been outlicensed to Rigel Pharmaceuticals, Inc. for exclusive global development, manufacturing, and commercialization.

Arvinas is currently progressing multiple investigational drugs through clinical development programs, including ARV-393, targeting BCL6 for relapsed/refractory non-Hodgkin Lymphoma; ARV-102, targeting LRRK2 for neurodegenerative disorders; ARV-027, targeting the polyglutamine-expanded androgen receptor, or polyQ-AR, in skeletal muscle for the treatment of Spinal-Bulbar Muscular Atrophy, also known as Kennedy’s disease; and ARV-6723, targeting HPK1 for advanced solid tumors. Arvinas has also advanced ARV-806, targeting KRAS G12D for solid tumors, in the clinic, and previously announced plans to seek an out-licensing agreement for any additional clinical trials of ARV-806, including dose expansion or combination clinical trials. Arvinas is headquartered in New Haven, Connecticut. For more information about Arvinas, visit www.arvinas.com and connect on LinkedIn and X.

About ARV-393
ARV-393 is an investigational, orally bioavailable PROTAC designed to specifically target and degrade B-cell lymphoma 6 protein (BCL6), a transcriptional repressor and major driver of B-cell lymphomas. During B-cell development, tightly controlled BCL6 protein expression regulates >600 genes to facilitate rapid B-cell proliferation and tolerance of somatic hypermutation and gene recombination for antibody generation. Deregulated BCL6 expression is common in B-cell lymphoma and promotes cancer cell survival, proliferation, and genomic instability. PROTAC-mediated degradation has the potential to address the historically undruggable nature of BCL6. ARV-393 is currently being evaluated in a Phase 1 clinical trial as a monotherapy in patients with relapsed/refractory non-Hodgkin lymphoma and in in combination with glofitamab as a chemotherapy-free combination approach in patients with DLBCL.
About ARV-027
ARV-027 is an oral, peripherally restricted investigational PROTAC degrader designed to selectively target and eliminate the polyglutamine-expanded androgen receptor (polyQ-AR) in skeletal muscle. ARV-027 is a clinical candidate specifically selected for potent in vitro reduction of cytosolic and nuclear polyQ-AR and for favorable skeletal-muscle exposure following oral administration. The polyQ-AR protein is the pathogenic driver of spinal and bulbar muscular atrophy (SBMA), a rare, X-linked, genetically defined neuromuscular disease caused by a CAG trinucleotide repeat expansion in the androgen receptor (AR) gene. SBMA leads to progressive muscle weakness, dysphagia, and functional decline, and currently has no approved disease-modifying therapies approved by the FDA or EMA, representing a significant unmet medical need. ARV-027 is currently being evaluated in a fist-in-human Phase 1 clinical trial in healthy volunteers.
About ARV-6723
ARV-6723 is an investigational, oral PROTAC designed to degrade hematopoietic progenitor kinase 1 (HPK1) and is Arvinas’ first clinical candidate in the immuno-oncology space. HPK1 is a negative regulator of immune activation expressed across multiple immune cell types, including T cells, B cells, natural killer cells, and dendritic cells. Preclinically, ARV-6723 demonstrated potent, selective HPK1 degradation and greater tumor growth inhibition across low- and high-immunogenic tumor models, including anti-PD-1 resistant tumor models. By removing HPK1, ARV-6723 may address both its kinase-dependent and kinase-independent functions and enhance antitumor immune activity. ARV-6723 is currently being evaluated in a first-in-human Phase 1/2 clinical trial in patients with advanced solid tumors.
About ARV-102
ARV-102 is an investigational, orally bioavailable PROteolysis TArgeting Chimera (PROTAC) designed to cross the blood-brain barrier and specifically target and degrade leucine-rich repeat kinase (LRRK2), a large, multidomain scaffolding kinase with GTPase activity. Increased activity and over expression of LRRK2 have been implicated in the pathogenesis of neurological diseases, including LRRK2 genetic and idiopathic Parkinson’s disease and progressive supranuclear palsy (PSP). ARV-102 has been evaluated in a Phase 1 clinical trial in healthy volunteers and in patients with Parkinson’s disease.

Non-GAAP Financial Information
The results presented in this press release include both Generally Accepted Accounting Principles (GAAP) information and non-GAAP information. As used in this release, non-GAAP research and development (“R&D”) expense is defined by Arvinas as GAAP R&D expense excluding restructuring and stock-based compensation expense, and non-GAAP general and administrative (G&A) expense is defined by Arvinas as GAAP G&A expense excluding restructuring and stock-based compensation expense. Arvinas uses these non-GAAP financial measures to evaluate Arvinas’ ongoing operations and for internal planning and forecasting purposes. Arvinas believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in Arvinas’ industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Arvinas’ non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate Arvinas’ business
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding: Arvinas’ belief that key clinical milestones will demonstrate the promise of its clinical-stage protein degraders; the potential to deliver transformative medicines for patients; that the upcoming data from Arvinas’ BCL6, polyQ-AR, and HPK1 degraders will begin to define the opportunity for these programs to change the treatment landscape; Arvinas’ plans to share clinical data from ARV-393, ARV-027 and ARV-6723 in the fourth quarter of 2026 and in 2027; the therapeutic potential or potential benefits of Arvinas’ product candidates and potential of its pipeline; Arvinas’ anticipated milestones, expectations and plans with respect to ARV-393, ARV-027, ARV-6723, and ARV-102, including timings related to anticipated enrollment or initiation of trials and sharing or presentation of data as well as forums for presenting any such data; Arvinas’ plans to seek an out-license of ARV-806 for further development, including any dose expansion or combination clinical trials; statements regarding Arvinas’ cash, cash equivalents and marketable securities, including their sufficiency to fund planned operating expenses and capital expenditure requirements into the second half of 2028; and Arvinas’ belief that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. All statements, other than statements of historical fact, contained in this press release, including statements regarding Arvinas’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “goal,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Arvinas may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Arvinas makes as a result of various risks and uncertainties, including but not limited to: whether Arvinas will be able to successfully conduct and complete development for its product candidates, including ARV-393, ARV-027, ARV-6723 and ARV-102, including whether Arvinas initiates and completes clinical trials for its product candidates and receives results from its clinical trials and preclinical studies on its expected timelines or at all; Rigel’s performance of its obligations under the license agreement with Arvinas and Pfizer Inc.; the potential demand and market potential and acceptance of any of Arvinas’ product candidates, including estimates regarding the potential market opportunity; the competitive landscape for Arvinas’ product candidates; risks related to Arvinas’ expectations regarding the potential clinical benefit of its product candidates; the uncertainties inherent in research and development, including preclinical study or clinical trial results; risks and uncertainties relating to regulatory applications and related approval timelines; the risk that any regulatory approval may be subject to significant limitations on use or subject to withdrawal or other adverse actions by the applicable regulatory authority; regulatory actions or delays or government regulation generally; Arvinas’ ability to protect its intellectual property portfolio; Arvinas’ reliance on third parties; early termination of any of Arvinas’ collaborations; whether Arvinas will be able to raise capital when needed; whether Arvinas’ cash and cash equivalent resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other important factors discussed in the “Risk Factors” section of Arvinas’ Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent other reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Arvinas’ current views with respect to future events, and Arvinas assumes no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing Arvinas’ views as of any date subsequent to the date of this release.

Contacts
Investors:
Jeff Boyle
+1 (347) 247-5089
Jeff.Boyle@arvinas.com
Media:
Kirsten Owens
+1 (203) 584-0307
Kirsten.Owens@arvinas.com

Arvinas, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

(dollars and shares in millions, except per share amounts)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$88.0	$142.9
Marketable securities	470.4	542.5
Accounts receivable	1.8	1.0
Other receivables	3.5	5.4
Prepaid expenses and other current assets	23.9	8.9
Total current assets	587.6	700.7
Property, equipment and leasehold improvements, net	4.6	5.2
Operating lease right-of-use assets	6.8	8.2
Contract and other assets	8.5	3.8
Total assets	$607.5	$717.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$39.9	$69.5
Deferred revenue	—	71.3
Current portion of collaboration liability	28.2	—
Current portion of operating lease liabilities	1.9	1.7
Total current liabilities	70.0	142.5
Deferred revenue	—	134.3
Collaboration liability	18.2	—
Long-term debt	0.2	0.4
Operating lease liabilities	5.3	6.8
Total liabilities	93.7	284.0
Stockholders’ equity:
Preferred stock, $0.001 par value, zero shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.001 par value; 75.5 shares issued and 65.5 shares outstanding as of September 30, 2026, and 73.5 shares issued and 63.5 outstanding as of December 31, 2025	0.1	0.1
Accumulated deficit	(1,554.5)	(1,612.4)
Additional paid-in capital	2,161.8	2,136.9
Accumulated other comprehensive (loss) income	(1.7)	1.2
Treasury Stock, at cost (10.0 shares as of September 30, 2026 and December 31, 2025)	(91.9)	(91.9)
Total stockholders’ equity	513.8	433.9
Total liabilities and stockholders’ equity	$607.5	$717.9

Arvinas, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(dollars and shares in millions, except per share amounts)	2026	2025	2026	2025
Revenue	$0.5	$41.9	$265.8	$253.1
Operating expenses:
Cost of license revenue	0.1	—	9.1	—
Research and development	46.9	64.7	159.8	224.1
General and administrative	12.6	21.0	55.7	72.9
Total operating expenses	59.6	85.7	224.6	297.0
(Loss) income from operations	(59.1)	(43.8)	41.2	(43.9)
Interest and other income	5.4	9.0	17.2	30.6
Net (loss) income before income taxes	(53.7)	(34.8)	58.4	(13.3)
Income tax expense	(0.2)	(0.3)	(0.5)	(0.1)
Net (loss) income	$(53.9)	$(35.1)	$57.9	$(13.4)

(Loss) earnings per common share
Basic	$(0.82)	$(0.48)	$0.89	$(0.18)
Diluted	$(0.82)	$(0.48)	$0.88	$(0.18)
Weighted average common shares outstanding
Basic	65.4	73.2	64.7	72.9
Diluted	65.4	73.2	65.7	72.9
Arvinas, Inc.
Reconciliation of GAAP to Non-GAAP Information

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Research and development reconciliation
GAAP research and development expenses	$46.9	$64.7	$159.8	$224.1
Less: restructuring expense	—	0.4	0.6	1.0
Less: stock-based compensation expense (*)	2.6	7.4	9.3	27.4
Non-GAAP research and development expenses	$44.3	$56.9	$149.9	$195.7
General and administrative reconciliation
GAAP general and administrative expenses	$12.6	$21.0	$55.7	$72.9
Less: restructuring expense	—	(0.6)	2.1	(0.3)
Less: stock-based compensation expense (*)	3.4	7.0	12.9	17.3
Non-GAAP general and administrative expenses	$9.2	$14.6	$40.7	$55.9
(*)    Excludes restructuring related stock-based compensation.